Exhibit 10.26

Entrustment Agreement

THIS ENTRUSTMENT AGREEMENT (this “Agreement”) is made on May 23, 2018 in Chongqing, China, by and between, MAGIC PACE LIMITED (the “Party A”) and DAI ZESHU (the “Party B”).

Whereas, BEYOND CENTURY CONSULTING, LLC transferred 100 % shares of China Meitai Food Co., Ltd.. (the “Company”) to Party A on March 6, 2018;

Whereas, the Party B has the expertise in operating and managing enterprise, and Party A is to entrust Party B to exercise the shareholder’s rights of the Company on behalf of Party A.

NOW, THERFORE, in consideration of the foregoing recitals, the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.The Party A hereby authorizes Party B as his exclusive agent and attorney for the maximum period of time permitted by law and the Articles of Association, with respect to all of his shareholder’s rights and shareholder’s voting rights of the Company. Party B shall exercise such rights in accordance with and within the parameters of the applicable law and the Articles of Association of the Company.

2.Party B may establish and amend rules to govern how Party B shall exercise the powers entrusted by the Party A herein, including, but not limited to, the number or percentage of directors of the Company which shall be required to authorize the exercise of the voting rights granted by the Party A, and Party A shall only proceed in accordance with such rules.

3.Party A hereby granted Party B irrevocable authorization to operate and manage the Company in accordance with the term of this Agreement. For the above purpose:

3.1Party B shall designate and appoint on behalf of Party A the Company’s directors, legal representative, General Manager, Chief Financial Officer, and other senior officers. If any member of such senior management leaves or is dismissed by Party B on behalf of Party A, he or she will lose the qualification to take such position on behalf of Party A. The person designated and appointed by Party B in accordance with this section shall have the qualifications as a Director, General Manager, Chief Financial Officer, and/or other relevant senior officers pursuant to applicable laws.

3.2Party A hereby agrees to accept the corporate policies provided by Party B in connection with the Company’s daily operations, financial management and the employment and dismissal of the Company’s employees.

3.3Without the prior written consent of Party B, the Company shall not conduct any transaction which may materially affect the assets, obligations, rights or the operations of the Company.

4.Party A agrees and shall procure the Company to exercise Party B’s decision, subject to Articles of Association of the Company, regarding: (i) issue or create any new shares, equity, registered capital, ownership interest, or equity-linked securities, or any options or warrants that are directly convertible into, or exercisable or exchangeable for, shares, equity, registered capital, ownership interest, or equity-linked securities of the Company, other similar equivalent arrangements: (ii) alter the shareholding structure of the Company; (iii) cancel or otherwise alter the shares of the Company Party A holds; (iv) amend the register of members or the memorandum and articles of association of the Company; (v) liquidate or wind up the Company, or: (vi) act or omit to act in such a way that would effect the interest of shares of the Company Party A holds.

5.During the term of this agreement, Party A hereby waive all the rights associated with his shareholding, which have been granted to Party B under this Agreement and shall not exercise such rights by Party A himself.

6.This ENTRUSTMENT AGREEMENT shall take effect on the date of execution by Parties and shall remain in full force until it is terminated when Party A no longer holds any shares of the Company.

7.The execution, validity, construing and performance of this ENTRUSTMENT AGREEMENT and the resolution of disputes under this Agreement shall be governed by the laws of British Virgin Islands. The parties shall strive to settle any dispute arising from the interpretation or performance in connection with this Agreement through friendly consultation. In case no settlement can be reached through consultation after such dispute is raised, each party can submit such matter to the court with appropriate jurisdiction.

8.This ENTRUSTMENT AGREEMENT will be executed in two (2) counterparts and each party will hold one. This agreement takes into effect after the execution of each party.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF this Agreement is duly executed by each Party on May 23, 2018.

Party A: MAGIC PACE LIMITED

By:	/s/ Xu Weimin

Name: XU WEIMIN

Title: Director

Party B:	/s/ Dai Zeshu

Name: DAI ZESHU